Exhbit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
FOURTH QUARTER FISCAL 2014 EARNINGS

FOURTH QUARTER HIGHLIGHTS INCLUDE:

Earnings Rise on Revenue Growth compared to Prior Sequential Quarter

Net Interest Margin Expands 26 Basis Points compared to Same Quarter Last Year

Preferred Loans Increase by $44.5 Million or 12% since June 30, 2013

Non-Performing Assets Decline by 23% since June 30, 2013

Net Charge-Offs Transition to Net Recoveries for the Quarter

Total Non-Interest Expense Declines 19% compared to the Same Quarter Last Year

Repurchased 356,608 Shares of Common Stock during the Current Quarter

Riverside, Calif. – July 30, 2014 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced fourth quarter earnings for the fiscal year ended June 30, 2014.
            For the quarter ended June 30, 2014, the Company reported net income of $2.09 million, or $0.22 per diluted share (on 9.70 million average diluted shares outstanding), compared to net income of $5.26 million, or $0.49 per diluted share (on 10.63 million average diluted shares outstanding), in the comparable period a year ago.  The decrease in net income for the fourth quarter of fiscal 2014 was primarily attributable to an $8.17 million decrease in the gain on sale of loans, partly offset by a $3.21 million decrease in salaries and employee benefits expense and a decrease of $2.36 million in the provision for income taxes, compared to the same period one year ago.
“I am pleased with our improved financial results this quarter in comparison to the quarter ended March 31, 2014.  We have been successful in capturing our share of increased opportunities resulting from improved general economic conditions.  Looking forward, we have the capital, expertise and banking professionals to prudently grow the Company and look forward to doing so in fiscal 2015,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “We have made significant progress in adjusting our mortgage banking business model commensurate with the lower volume environment which is evidenced by this quarter’s improved profitability.  We believe the actions we took in fiscal 2014 have established the foundation for better mortgage banking financial results in fiscal 2015.”
        As of June 30, 2014, the Bank exceeded all regulatory capital requirements with Tier 1 Leverage, Tier 1 Risk-Based and Total Risk-Based capital ratios of 12.53 percent, 18.72 percent and 19.98 percent, respectively.  As of June 30, 2013, these ratios were 13.12 percent, 21.36 percent and 22.64 percent, respectively.
Return on average assets for the fourth quarter of fiscal 2014 decreased to 0.75 percent from 1.73 percent for the same period of fiscal 2013, and return on average stockholders’ equity for the fourth quarter of fiscal 2014 decreased to 5.66 percent from 13.29 percent for the comparable period of fiscal 2013.
On a sequential quarter basis, the fourth quarter of fiscal 2014 net income reflects a $692,000, or 49 percent, increase from net income of $1.40 million in the third quarter of fiscal 2014.  The increase in net income in the fourth quarter of fiscal 2014 was primarily attributable to an increase of $2.73 million in the gain on sale of loans, partly offset by an increase of $1.06 million in salaries and employee benefits expense compared to the third quarter of fiscal 2014.  Diluted earnings per share for the fourth quarter of fiscal 2014 increased by 57 percent to $0.22 per share from $0.14 per share in the third quarter of fiscal 2014.  Return on average assets increased to 0.75 percent for the fourth quarter of fiscal 2014 from 0.50 percent in the third quarter of fiscal 2014; and return on average stockholders’ equity for the fourth quarter of fiscal 2014 was 5.66 percent, compared to 3.70 percent for the third quarter of fiscal 2014.
For the fiscal year ended June 30, 2014, net income decreased to $6.61 million from $25.80 million in the comparable period ended June 30, 2013; and diluted earnings per share for the twelve months ended June 30, 2014 decreased to $0.65 from $2.38 for the fiscal 2013.  The decrease was primarily attributable to the decline in the gain on sale of loans, which was partly offset by an increase in the recovery from the allowance for loan losses and declines in salaries and employee benefits expense and in the provision for income taxes.  Total loan originations and purchases in fiscal 2014 and 2013 were $2.14 billion and $3.59 billion, respectively, while $2.00 billion and $3.52 billion, respectively, were sold to investors.
Net interest income increased $74,000, or one percent, to $7.66 million in the fourth quarter of fiscal 2014 from $7.58 million for the same quarter of fiscal 2013, attributable to a 26 basis point increase in the net interest margin, partly offset by a $99.7 million, or nine percent, decrease in average interest-earning assets.  Non-interest income decreased $8.06 million, or 46 percent, to $9.56 million in the fourth quarter of fiscal

2014 from $17.62 million in the same quarter of fiscal 2013.  Non-interest expense decreased $3.31 million, or 19 percent, to $14.21 million in the fourth quarter of fiscal 2014 from $17.52 million in the same quarter of fiscal 2013.  The decreases in non-interest income and non-interest expense relate primarily to mortgage banking operations.
The average balance of loans outstanding, including loans held for sale, decreased by $58.5 million, or six percent, to $869.6 million in the fourth quarter of fiscal 2014 from $928.1 million in the same quarter of fiscal 2013, primarily due to loan principal payments and a decrease in loans held for sale attributable to the decrease in mortgage banking activity, partly offset by an increase in loans held for investment.  The average yield on loans receivable decreased by nine basis points to 4.09 percent in the fourth quarter of fiscal 2014 from an average yield of 4.18 percent in the same quarter of fiscal 2013.  The decrease in the average loan yield was primarily attributable to payoffs of loans which had a higher yield than the average yield of loans held for investment and adjustable rate loans repricing to lower current market interest rates, partly offset by a higher average yield on loans held for sale.  The average balance of loans held for sale in the fourth quarter of fiscal 2014 was $99.1 million with the average yield of 4.29 percent as compared to $178.0 million with the average yield of 3.47 percent in the same quarter of fiscal 2013.  Loans originated and purchased for investment in the fourth quarter of fiscal 2014 totaled $47.9 million, consisting primarily of multi-family and single-family loans.  The outstanding balance of “preferred loans” (multi-family, commercial real estate, construction and commercial business loans) increased by $44.5 million, or 12 percent, to $401.0 million at June 30, 2014 from $356.5 million at June 30, 2013.  The percentage of preferred loans to total loans held for investment at June 30, 2014 increased to 51 percent from 47 percent at June 30, 2013.  Loan principal payments received in the fourth quarter of fiscal 2014 were $46.1 million, compared to $37.3 million in the same quarter of fiscal 2013.  In addition, real estate acquired in the settlement of loans (real estate owned), gross of any allowances, in the fourth quarter of fiscal 2014 declined to $632,000, compared to $1.7 million in the same quarter of fiscal 2013, due primarily to the improvement in the credit quality of the loan portfolio and stronger real estate markets.
The average balance of investment securities decreased by $3.1 million, or 15 percent, to $17.0 million in the fourth quarter of fiscal 2014 from $20.1 million in the same quarter of fiscal 2013.  The decrease was attributable to principal payments received on mortgage-backed securities during the last 12 months, partly offset by an $800,000 investment in short-term time deposits at four minority-owned financial institutions to help fulfill the Company’s Community Reinvestment Act obligation.  The average yield on investment securities decreased 11 basis points to 1.86 percent in the fourth quarter of fiscal 2014 from 1.97 percent for the same quarter of fiscal 2013.  The decline in the average yield was primarily attributable to the downward repricing of adjustable rate mortgage-backed securities and the placement of the short-term time deposits referred to above at an average yield of 0.50 percent.
In the fourth quarter of fiscal 2014, the Federal Home Loan Bank (“FHLB”) – San Francisco announced a partial redemption of excess capital stock held by member banks and a cash dividend.  As a result, $1.6 million of excess capital stock was redeemed at par and a $178,000 cash dividend was received by the Bank in the fourth quarter of fiscal 2014.  This compares to the same quarter last year when the Bank received a $2.0 million partial redemption and a $158,000 cash dividend.
The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $29.6 million, or 14 percent, to $178.6 million in the fourth quarter of fiscal 2014 from $208.2 million in the same quarter of fiscal 2013.  The Bank maintains high levels of cash and cash equivalents in response to the uncertain interest rate environment and uses its available liquidity to fund its mortgage banking operations, to fund new loans held for investment, and to pay off borrowings as they mature.  The average yield earned on interest-earning deposits was 0.25 percent in both the fourth quarters of fiscal 2014 and 2013 and lower than the yield that could have been earned if the excess liquidity was deployed in loans or investment securities.
Average deposits decreased $22.7 million, or two percent, to $902.7 million in the fourth quarter of fiscal 2014 from $925.4 million in the same quarter of fiscal 2013.  The average cost of deposits decreased by 11 basis points to 0.56 percent in the fourth quarter of fiscal 2014 from 0.67 percent in the same quarter last year, primarily due to higher cost time deposits repricing to lower current market interest rates and a lower percentage of time deposits to the total deposit balance.  Transaction account balances or “core deposits” increased $6.2 million, or one percent, to $527.0 million at June 30, 2014 from $520.8 million at June 30, 2013, while time deposits decreased $31.3 million, or eight percent, to $370.9 million at June 30, 2014 from $402.2 million at June 30, 2013, consistent with the Bank’s strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of lower cost checking and savings accounts.

The average balance of borrowings, which consisted of FHLB – San Francisco advances, decreased $61.9 million, or 58 percent, to $44.6 million and the average cost of advances decreased 40 basis points to 3.20 percent in the fourth quarter of fiscal 2014, compared to an average balance of $106.5 million and an average cost of 3.60 percent in the same quarter of fiscal 2013.  The decrease in borrowings was primarily attributable to scheduled maturities.
The net interest margin during the fourth quarter of fiscal 2014 increased 26 basis points to 2.85 percent from 2.59 percent in the same quarter last year.  The increase was primarily due to the decrease in the average cost of interest-bearing liabilities.  The average yield of interest-earning assets increased two basis points primarily due to the higher average yield of FHLB – San Francisco stock and the lower level of excess liquidity invested at a nominal yield, partly offset by the lower average yields of loans receivable and investment securities.  The decline in the average cost of liabilities was primarily due to the downward repricing of time deposits to current market interest rates and the decline in the average cost of borrowings as higher costing FHLB advances were repaid at maturity.
During the fourth quarter of fiscal 2014, the Company recorded a recovery from the allowance for loan losses of $(691,000), compared to the recovery of $(1.54 million) recorded during the same period of fiscal 2013 and the $(849,000) recovery recorded in the third quarter of fiscal 2014 (sequential quarter).
Non-performing assets, with underlying collateral primarily located in Southern California, decreased to $18.4 million, or 1.66 percent of total assets, at June 30, 2014, compared to $24.0 million, or 1.98 percent of total assets, at June 30, 2013.  Non-

performing loans at June 30, 2014 decreased $5.8 million or 27 percent since June 30, 2013 to $15.9 million and were primarily comprised of 35 single-family loans ($10.4 million); six commercial real estate loans ($2.4 million); seven multi-family loans ($3.1 million) and two commercial business loans ($92,000).  Real estate owned acquired in the settlement of loans at June 30, 2014 was primarily comprised of two single-family properties ($494,000) and two commercial real estate properties ($2.0 million).
Net recoveries for the quarter ended June 30, 2014 were $(411,000) or (0.19) percent (annualized) of average loans receivable, compared to net charge-offs of $353,000 or 0.15 percent (annualized) of average loans receivable for the quarter ended June 30, 2013 and $168,000 or 0.08 percent (annualized) of average loans receivable for the quarter ended March 31, 2014 (sequential quarter).
Classified assets at June 30, 2014 were $37.9 million, comprised of $9.4 million of loans in the special mention category, $26.0 million of loans in the substandard category and $2.5 million in real estate owned.  Classified assets at June 30, 2013 were $47.0 million, comprised of $6.9 million of loans in the special mention category, $37.8 million of loans in the substandard category and $2.3 million in real estate owned.
For the quarter ended June 30, 2014, no loans were restructured from their original terms or newly classified as a restructured loan.  As of June 30, 2014, the outstanding balance of restructured loans was $6.0 million: one loan was classified as special mention ($343,000, on accrual status); and 16 loans were classified as substandard ($5.6 million, all of which were on non-accrual status).  As of June 30, 2014, $3.7 million, or 62 percent, of restructured loans were current with respect to their payment status.

The allowance for loan losses was $9.7 million at June 30, 2014, or 1.25 percent of gross loans held for investment, compared to $14.9 million at June 30, 2013, or 1.96 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at June 30, 2014.
Non-interest income decreased by $8.06 million, or 46 percent, to $9.56 million in the fourth quarter of fiscal 2014 from $17.62 million in the same period of fiscal 2013, primarily as a result of an $8.17 million decrease in the gain on sale of loans.  On a sequential quarter basis, non-interest income increased $2.77 million, or 41 percent, primarily as a result of a $2.73 million, or 52 percent, increase in the gain on sale of loans.
The gain on sale of loans decreased to $8.02 million for the quarter ended June 30, 2014 from $16.19 million in the comparable quarter last year, reflecting the impact of a lower average loan sale margin and loan sale volume resulting from higher mortgage interest rates during the fourth quarter of fiscal 2014 as compared to the same period in fiscal 2013.  The average loan sale margin for mortgage banking was 159 basis points for the quarter ended June 30, 2014, down 25 basis points from 184 basis points in the comparable quarter last year; however, the average loan sale margin increased 15 basis points during the current quarter from 144 basis points in the third quarter of fiscal 2014 (sequential quarter).  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $501.0 million in the quarter ended June 30, 2014, down $380.0 million, or 43 percent, from $881.0 million in the comparable quarter last year.  The gain on sale of loans includes a favorable fair-

value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net gain of $3.03 million in the fourth quarter of fiscal 2014, compared to an unfavorable fair-value adjustment that amounted to a net loss of $(2.21 million) in the same period last year.  The gain on sale of loans for the fourth quarter of fiscal 2014 includes an $86,000 recovery from the recourse reserve for loans sold that are subject to repurchase, compared to an $191,000 recovery from the recourse reserve for loans sold that are subject to repurchase in the comparable quarter of fiscal 2013.  As of June 30, 2014, the recourse reserve for loans sold that are subject to repurchase was $904,000, a decrease of $1.2 million, or 57 percent, from $2.1 million at June 30, 2013.
In the fourth quarter of fiscal 2014, a total of $477.2 million of loans were originated and purchased for sale, 43 percent lower than the $837.2 million for the same period last year, but 35 percent higher than the $353.7 million during the third quarter of fiscal 2014 (sequential quarter).  The loan origination volume has declined from the previous year because the rise in mortgage interest rates has severely curtailed refinance activity.  Total loans sold during the quarter ended June 30, 2014 were $425.2 million, 48 percent lower than the $812.2 million sold during the same quarter last year, but 12 percent higher than the $380.2 million sold during the third quarter of fiscal 2014 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $525.1 million in the fourth quarter of fiscal 2014, a decrease of 39 percent from $867.4 million in the same quarter of fiscal 2013, but 35 percent higher than the $389.9 million in the third quarter of fiscal 2014 (sequential quarter).
The sale and operations of real estate owned acquired in the settlement of loans resulted in a net gain of $3,000 in the fourth quarter of fiscal 2014, compared to a net gain of $30,000 in the comparable period last year.  Four real estate owned properties were sold in the quarter ended June 30, 2014 compared to three real estate owned properties sold in the same quarter last year.  Two real estate owned properties were acquired in the settlement of loans during the fourth quarter of fiscal 2014, compared to three real estate owned properties acquired in the settlement of loans in the comparable period last year.  As of June 30, 2014, the real estate owned balance was $2.5 million (four properties), compared to $2.3 million (10 properties) at June 30, 2013.
Non-interest expenses decreased $3.31 million, or 19 percent, to $14.21 million in the fourth quarter of fiscal 2014 from $17.52 million in the same quarter last year, primarily as a result of the decrease in salaries and employee benefits expense.  The decrease in salaries and employee benefits expense was primarily related to the decrease in mortgage banking loan production.  Also, the Company established a $300,000 litigation reserve in the fourth quarter of fiscal 2014 as a result of class action litigation resulting from alleged violations in the classification of a group of employees as ‘exempt’ rather than ‘non-exempt’.  The Company denies the allegation and is vigorously defending itself from the complaint.
The Company’s efficiency ratio increased to 83 percent in the fourth quarter of fiscal 2014 from 70 percent in the fourth quarter of fiscal 2013.  The increase was primarily the result of the decrease in non-interest income, which outpaced the decrease in non-interest expense.
The Company’s provision for income taxes was $1.60 million for the fourth quarter of fiscal 2014, a decrease of $2.36 million or 60 percent, from $3.96 million in the same quarter last year, as a result of the decline in income before taxes.  The effective income tax rate for the quarter ended June 30, 2014 was 43.3 percent as compared to 43.0 percent in the same quarter last year.  The Company believes that the tax provision recorded in the fourth quarter of fiscal 2014 reflects its current income tax obligations.
The Company repurchased 356,608 shares of its common stock during the quarter ended June 30, 2014 at an average cost of $14.37 per share.  During the quarter, the Company completed the November 2013 stock repurchase plan by purchasing the remaining 129,675 shares at an average cost of $14.13 per share.  On May 9, 2014, the Board of Directors authorized the May 2014 stock repurchase program of up to 5% or 476,960 shares.  As of June 30, 2014, a total of 226,933 shares or 48 percent of the shares authorized in the May 2014 stock repurchase plan have been purchased at an average cost of $14.51 per share, leaving 250,027 shares available for future purchases.
The Bank currently operates 15 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices (Pleasanton and Rancho Cucamonga, California) and 14 retail loan production offices located in City of Industry, Elk Grove, Escondido, Glendora, Livermore, Rancho Cucamonga, Redding, Riverside (3), Roseville, San Rafael, Santa Barbara and Westlake Village, California.

The Company will host a conference call for institutional investors and bank analysts on Thursday, July 31, 2014 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-800-700-7133 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Thursday, August 7, 2014 by dialing 1-800-475-6701 and referencing access code number 332459.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	June 30, 2014	June 30, 2013

Assets
Cash and cash equivalents	$118,937	$193,839
Investment securities – held to maturity (fair value $800 and $0, respectively)	800	-
Investment securities – available for sale at fair value	16,347	19,510
Loans held for investment, net of allowance for loan losses of
$9,744 and $14,935, respectively	772,141	748,397
Loans held for sale, at fair value	158,883	188,050
Accrued interest receivable	2,483	2,992
Real estate owned, net	2,467	2,296
FHLB – San Francisco stock	7,056	15,273
Premises and equipment, net	6,369	6,691
Prepaid expenses and other assets	20,146	33,993

Total assets	$1,105,629	$1,211,041

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$58,654	$57,835
Interest-bearing deposits	839,216	865,175
Total deposits	897,870	923,010

Borrowings	41,431	106,491
Accounts payable, accrued interest and other liabilities	20,466	21,566
Total liabilities	959,767	1,051,067

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,714,365 and 17,661,865 shares issued, respectively; 9,312,269 and 10,386,399 shares outstanding, respectively)

	177	177
Additional paid-in capital	88,259	87,742
Retained earnings	182,458	179,816
Treasury stock at cost (8,402,096 and 7,275,466 shares, respectively)
	(125,418)	(108,315)
Accumulated other comprehensive income, net of tax	386	554

Total stockholders’ equity	145,862	159,974

Total liabilities and stockholders’ equity	$1,105,629	$1,211,041

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition – Sequential Quarter (Unaudited –In Thousands, Except Share Information)
	June 30, 2014	March 31, 2014

Assets
Cash and cash equivalents	$118,937	$193,469
Investment securities – held to maturity (fair value $800 and $0, respectively)	800	-
Investment securities – available for sale at fair value	16,347	17,102
Loans held for investment, net of allowance for loan losses of
$9,744 and $10,024, respectively	772,141	769,926
Loans held for sale, at fair value	158,883	104,262
Accrued interest receivable	2,483	2,502
Real estate owned, net	2,467	2,406
FHLB – San Francisco stock	7,056	8,680
Premises and equipment, net	6,369	6,499
Prepaid expenses and other assets	20,146	20,275

Total assets	$1,105,629	$1,125,121

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$58,654	$56,432
Interest-bearing deposits	839,216	851,074
Total deposits	897,870	907,506

Borrowings	41,431	51,447
Accounts payable, accrued interest and other liabilities	20,466	16,211
Total liabilities	959,767	975,164

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (40,000,000 shares authorized; 17,714,365 and 17,711,365 shares issued, respectively; 9,312,269 and 9,665,877 shares outstanding, respectively)

	177	177
Additional paid-in capital	88,259	88,290
Retained earnings	182,458	181,315
Treasury stock at cost (8,402,096 and 8,045,488 shares, respectively)
	(125,418)	(120,293)
Accumulated other comprehensive income, net of tax	386	468

Total stockholders’ equity	145,862	149,957

Total liabilities and stockholders’ equity	$1,105,629	$1,125,121

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended June 30,		Fiscal Year Ended June 30,

	2014	2013	2014	2013
Interest income:
Loans receivable, net	$8,902	$9,696	$36,424	$42,905
Investment securities	79	99	339	428
FHLB – San Francisco stock	178	158	793	438
Interest-earning deposits	113	132	503	390
Total interest income	9,272	10,085	38,059	44,161

Interest expense:
Checking and money market deposits	93	93	385	400
Savings deposits	154	144	606	578
Time deposits	1,012	1,308	4,504	5,607
Borrowings	356	957	1,841	4,219
Total interest expense	1,615	2,502	7,336	10,804

Net interest income	7,657	7,583	30,723	33,357
Recovery from the allowance for loan losses	(691)	(1,538)	(3,380)	(1,499)
Net interest income, after recovery from the allowance for loan losses	8,348	9,121	34,103	34,856

Non-interest income:
Loan servicing and other fees	299	170	1,077	1,093
Gain on sale of loans, net	8,022	16,185	25,799	68,493
Deposit account fees	601	604	2,469	2,449
Gain on sale and operations of real estate owned acquired in the settlement of loans	3	30	18	916
Card and processing fees	373	345	1,370	1,292
Other	259	284	942	957
Total non-interest income	9,557	17,618	31,675	75,200

Non-interest expense:
Salaries and employee benefits	9,869	13,075	38,044	50,450
Premises and occupancy	1,106	1,092	4,468	4,432
Equipment	441	485	1,830	1,830
Professional expenses	518	682	1,832	1,858
Sales and marketing expenses	537	510	1,761	1,859
Deposit insurance and regulatory assessments	251	183	945	1,066
Other	1,492	1,492	5,288	5,848
Total non-interest expense	14,214	17,519	54,168	67,343

Income before taxes	3,691	9,220	11,610	42,713
Provision for income taxes	1,600	3,963	5,004	16,916
Net income	$2,091	$5,257	$6,606	$25,797

Basic earnings per share	$0.22	$0.51	$0.67	$2.43
Diluted earnings per share	$0.22	$0.49	$0.65	$2.38
Cash dividends per share	$0.10	$0.07	$0.40	$0.24

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)
	Quarter Ended
	June 30,	March 31,
	2014	2014
Interest income:
Loans receivable, net	$8,902	$8,731
Investment securities	79	82
FHLB – San Francisco stock	178	203
Interest-earning deposits	113	142
Total interest income	9,272	9,158

Interest expense:
Checking and money market deposits	93	94
Savings deposits	154	153
Time deposits	1,012	1,058
Borrowings	356	403
Total interest expense	1,615	1,708

Net interest income	7,657	7,450
Recovery from the allowance for loan losses	(691)	(849)
Net interest income, after recovery from the allowance for loan losses	8,348	8,299

Non-interest income:
Loan servicing and other fees	299	252
Gain on sale of loans, net	8,022	5,291
Deposit account fees	601	628
Gain on sale and operations of real estate owned acquired in the settlement of loans, net	3	45
Card and processing fees	373	336
Other	259	239
Total non-interest income	9,557	6,791

Non-interest expense:
Salaries and employee benefits	9,869	8,811
Premises and occupancy	1,106	1,099
Equipment	441	435
Professional expenses	518	383
Sales and marketing expenses	537	418
Deposit insurance premiums and regulatory assessments	251	251
Other	1,492	1,156
Total non-interest expense	14,214	12,553

Income before taxes	3,691	2,537
Provision for income taxes	1,600	1,138
Net income	$2,091	$1,399

Basic earnings per share	$0.22	$0.14
Diluted earnings per share	$0.22	$0.14
Cash dividends per share	$0.10	$0.10

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )
	Quarter Ended June 30,		Fiscal Year Ended June 30,
	2014	2013	2014	2013
SELECTED FINANCIAL RATIOS:
Return on average assets	0.75%	1.73%	0.58%	2.09%
Return on average stockholders’ equity	5.66%	13.29%	4.31%	16.80%
Stockholders’ equity to total assets	13.19%	13.21%	13.19%	13.21%
Net interest spread	2.78%	2.47%	2.69%	2.69%
Net interest margin	2.85%	2.59%	2.79%	2.80%
Efficiency ratio	82.57%	69.52%	86.81%	62.03%
Average interest-earning assets to average
interest-bearing liabilities	113.27%	113.64%	113.54%	112.46%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.22	$0.51	$0.67	$2.43
Diluted earnings per share	$0.22	$0.49	$0.65	$2.38
Book value per share	$15.66	$15.40	$15.66	$15.40
Average shares used for basic EPS	9,521,624	10,399,348	9,926,323	10,601,145
Average shares used for diluted EPS	9,697,533	10,628,765	10,110,993	10,835,200
Total shares issued and outstanding	9,312,269	10,386,399	9,312,269	10,386,399

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$247,536	$432,649	$984,378	$1,695,239
Wholesale originations and purchases	229,684	404,510	983,244	1,801,292
Total loans originated and purchased for sale	$477,220	$837,159	$1,967,622	$3,496,531

LOANS SOLD:
Servicing released	$423,882	$809,657	$1,990,087	$3,506,027
Servicing retained	1,323	2,495	9,189	16,331
Total loans sold	$425,205	$812,152	$1,999,276	$3,522,358

	As of	As of	As of	As of	As of
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$904	$1,068	$1,202	$1,258	$2,111
Allowance for loan losses	$9,744	$10,024	$11,041	$12,105	$14,935
Non-performing loans to loans held for investment, net	2.06%	2.18%	2.27%	2.48%	2.90%
Non-performing assets to total assets	1.66%	1.71%	1.80%	1.88%	1.98%
Allowance for loan losses to gross non- performing loans	55.73%	55.55%	57.17%	58.57%	58.77%
Allowance for loan losses to gross loans held for
investment	1.25%	1.29%	1.44%	1.59%	1.96%
Net (recoveries) charge-offs to average loans receivable (annualized)	(0.19)%	0.08%	0.08%	0.82%	0.15%
Non-performing loans	$15,936	$16,807	$17,143	$18,552	$21,682
Loans 30 to 89 days delinquent	$322	$1,036	$-	$1,104	$363

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Recourse recovery for loans sold	$(86)	$(127)	$(70)	$(186)	$(191)
Recovery from the allowance for loan losses	$(691)	$(849)	$(898)	$(942)	$(1,538)
Net (recoveries) charge-offs	$(411)	$168	$166	$1,888	$353

	As of	As of	As of	As of	As of
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	12.53%	12.80%	12.56%	13.07%	13.12%
Tier 1 risk-based capital ratio	18.72%	19.96%	19.80%	20.82%	21.36%
Total risk-based capital ratio	19.98%	21.22%	21.06%	22.09%	22.64%

	As of June 30,
	2014		2013
INVESTMENT SECURITIES:	Balance	Rate(1)	Balance	Rate(1)
Held to maturity:
Certificates of deposit	$800	0.50%	$-	-%
Total investment securities held to maturity	$800	0.50%	$-	-%

Available for sale (at fair value):
U.S. government agency MBS	$9,109	1.65%	$10,816	1.80%
U.S. government sponsored enterprise MBS	6,385	2.35	7,675	2.41
Private issue collateralized mortgage obligations	853	2.40	1,019	2.41
Total investment securities available for sale	$16,347	1.96%	$19,510	2.07%

Total investment securities	$17,147	1.89%	$19,510	2.07%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$377,997	3.23%	$404,341	3.36%
Multi-family (5 or more units)	301,211	4.74	262,316	5.26
Commercial real estate	96,803	5.74	92,488	6.45
Construction	2,869	5.27	292	6.25
Commercial business	1,237	6.56	1,687	6.64
Consumer	306	9.06	437	8.63
Total loans held for investment	780,423	4.14%	761,561	4.40%

Undisbursed loan funds	(1,090)		(292)
Deferred loan costs, net	2,552		2,063
Allowance for loan losses	(9,744)		(14,935)
Total loans held for investment, net	$772,141		$748,397

Purchased loans serviced by others included above	$11,991	4.36%	$15,115	4.50%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	As of June 30,
(Dollars in Thousands)	2014		2013
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$58,654	-%	$57,835	-%
Checking accounts – interest-bearing	202,769	0.14	206,784	0.14
Savings accounts	239,429	0.26	229,779	0.25
Money market accounts	26,125	0.36	26,399	0.33
Time deposits	370,893	1.08	402,213	1.27
Total deposits	$897,870	0.56%	$923,010	0.66%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	50,000	4.09
Over three to six months	-	-	5,000	2.51
Over six months to one year	-	-	10,000	2.93
Over one year to two years	-	-	-	-
Over two years to three years	-	-	-	-
Over three years to four years	10,080	3.04	-	-
Over four years to five years	10,000	1.53	10,101	3.04
Over five years	21,351	4.01	31,390	3.23
Total borrowings	$41,431	3.18%	$106,491	3.55%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
SELECTED AVERAGE BALANCE	2014	2013	2014	2013
SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (2)	$869,620	$928,108	$874,941	$994,494
Investment securities	16,963	20,132	17,923	21,346
FHLB – San Francisco stock	7,859	16,261	11,228	19,271
Interest-earning deposits	178,569	208,212	198,682	155,243
Total interest-earning assets	$1,073,011	$1,172,713	$1,102,774	$1,190,354
Total assets	$1,110,915	$1,212,148	$1,140,648	$1,237,077

Deposits	$902,688	$925,435	$914,175	$940,851
Borrowings	44,624	106,496	57,131	117,641
Total interest-bearing liabilities	$947,312	$1,031,931	$971,306	$1,058,492
Total stockholders’ equity	$147,754	$158,221	$153,153	$153,541

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
	Rate(1)	Rate(1)	Rate(1)	Rate(1)

Loans receivable, net (2)	4.09%	4.18%	4.16%	4.31%
Investment securities	1.86%	1.97%	1.89%	2.01%
FHLB – San Francisco stock	9.06%	3.89%	7.06%	2.27%
Interest-earning deposits	0.25%	0.25%	0.25%	0.25%
Total interest-earning assets	3.46%	3.44%	3.45%	3.71%

Deposits	0.56%	0.67%	0.60%	0.70%
Borrowings	3.20%	3.60%	3.22%	3.59%
Total interest-bearing liabilities	0.68%	0.97%	0.76%	1.02%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

(2) Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$7,442	$7,664	$8,689	$6,771	$8,129
Multi-family	1,333	926	1,077	1,157	1,236
Commercial real estate	1,552	2,757	1,929	3,765	3,218
Commercial business loans	-	5	13	15	7
Total	10,327	11,352	11,708	11,708	12,590

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	2,957	2,304	2,419	3,740	5,094
Multi-family	1,760	2,247	2,099	2,109	2,521
Commercial real estate	800	805	810	880	1,354
Commercial business loans	92	99	107	115	123
Total	5,609	5,455	5,435	6,844	9,092

Total non-performing loans	15,936	16,807	17,143	18,552	21,682

Real estate owned, net	2,467	2,406	3,291	3,172	2,296
Total non-performing assets	$18,403	$19,213	$20,434	$21,724	$23,978

Restructured loans on accrual status:
Mortgage loans:
Single-family	$343	$1,630	$384	$815	$434
Total	$343	$1,630	$384	$815	$434

(1)	The non-performing loan balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans.